UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 10, 2017

NEWFIELD EXPLORATION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-12534	72-1133047
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Waterway Square Place, Suite 100

The Woodlands, Texas 77380

(Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 210-5100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2017, the Compensation Committee of the Board of Directors of Newfield Exploration Company (the “Company”) approved and adopted amendments (the “Amendments”) to the Total Stockholder Return (TSR) Notices of Restricted Stock Unit Award and Terms and Conditions attached thereto governing outstanding TSR awards (the “TSR Award Agreements”) previously granted to each of the Company’s named executive officers (collectively, the “NEOs”), under the Company’s 2011 Omnibus Stock Plan, as the same may be amended and restated from time to time (the “Plan”).  The Company approved and adopted similar amendments to outstanding TSR awards under the Plan held by other employees.  The Amendments, which are effective as of January 1, 2017, lower the age and service requirements for eligibility for “Qualified Retirement” (as defined in the Amendments) under each TSR Award Agreement, memorialize certain requirements with respect to confidentiality and post-Qualified Retirement business activities that will be conditions to receiving and retaining the shares of common stock and other benefits following a Qualified Retirement, and make certain other clarifying changes to the vesting and tax withholding provisions of the awards.  Except as provided in the applicable Amendment, the terms of the TSR Award Agreements remain unchanged.

The foregoing description of the Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Amendment to Total Stockholder Return (TSR) Notice of Restricted Stock Unit Award and Attached Terms and Conditions, a copy of which will be included as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWFIELD EXPLORATION COMPANY

Date: February 10, 2017	By:	/S/ Timothy D. Yang
Timothy D. Yang
General Counsel and Corporate Secretary

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